UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 21, 2015

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
¬	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2015, Whirlpool Corporation announced that Michael A. Todman, Vice Chairman and director, provided notice of his intention to retire from the corporation and its Board of Directors on December 31, 2015.
In addition, the corporation announced that the Board of Directors has appointed Marc R. Bitzer as a director of the corporation and promoted him to the newly created position of President and Chief Operating Officer effective immediately.
Mr. Bitzer, 50, joined the corporation in 1999 as Vice President, Bauknecht brand group, and has held positions of increasing responsibility throughout his tenure, most recently serving as Vice Chairman.  In connection with his promotion, the Human Resources Committee of the Board of Directors (the “Committee”) determined that, effective November 1, 2015, his annual base salary will be $1,000,000 and his annual cash incentive target will be 125% of base salary.  The Committee further determined that for performance periods beginning in 2016 and thereafter, Mr. Bitzer’s long-term incentive target will be 375% of base salary.  Mr. Bitzer will receive no compensation for his service as a director and will not serve on any Board committees.

The press release announcing Mr. Bitzer's appointment and Mr. Todman's planned retirement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.
99.1 Press Release dated October 21, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel